Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contacts:

Brian J. Clark, President

(703) 707-6900

NCI Reports Third Quarter 2012 Financial and Operating Results

•	Reports diluted earnings per share (EPS) of $0.14, excluding goodwill impairment charge and costs associated with stock option tender offer

•	Raises full-year revenue and adjusted EPS guidance

•	Records after-tax goodwill impairment charge of $55.6 million

RESTON, VA, November 7, 2012 – NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), professional services, and solutions to U.S. Federal Government agencies, today announced financial and operating results for the third quarter ended September 30, 2012.

NCI’s third quarter revenue exceeded the high end of management’s guidance range issued last quarter. EPS—excluding the goodwill impairment charge and the costs associated with the previously announced stock option tender offer—exceeded the high end of guidance by $0.05.

Third Quarter 2012 Results

For the third quarter of 2012, NCI reported revenue of $88.5 million compared with third quarter 2011 revenue of $132.0 million, a decrease of $43.5 million, or 33.0%. The year-over-year decrease in revenue consisted of a net decrease of approximately $22.5 million as a result of scope of work reductions, the expiration of task orders and contracts, and certain lost contract recompetes; a net decrease of $16.3 million resulting from the ending of Base Realignment and Closure (BRAC)-related and other non-core programs; and a decrease of $4.7 million of revenue from NCI’s Program Executive Office (PEO) Soldier program year over year.

During the quarter ended September 30, 2012, NCI recorded an after-tax goodwill impairment charge of $55.6 million.

“The determination as to whether a write-down of goodwill was necessary involved significant judgments and estimates based principally on the projections of the company’s future performance and differences in NCI’s market value versus book value,” said NCI’s President, Brian J. Clark. “A number of factors led to the ultimate conclusion that an impairment existed and was appropriate to be measured—and recorded—in the third quarter of this year: namely, the continued turmoil in the Federal market and the fact that NCI’s market value has declined further—remaining well below the net asset value of the company for the past couple of quarters. The goodwill impairment assessment took into account these factors in addition to Federal budget issues, delayed award activity, and resulting expectations for NCI’s future performance.”

As previously disclosed, NCI completed a cash tender offer during the third quarter for certain out-of-the-money stock options held by current and former NCI employees, officers, and directors that were granted prior to January 1, 2012. For the three months ended September 30, 2012, costs associated with the stock option tender offer were approximately $2.3 million.

Operating loss for the third quarter of 2012 was $91.7 million due to costs associated with the impairment charge and the stock option tender offer. Excluding the effects of these items, NCI reported operating income for the third quarter of 2012 of $3.4 million compared with operating income of $6.5 million for the three months ended September 30, 2011. The decrease was primarily as a result of the lower year-over-year revenue.

Excluding the effects of the impairment charge and stock option tender offer, operating margin for the third quarter of 2012 was 3.8%. Operating margin for the third quarter of 2011 was 4.9%. Adjusted operating margin for the third quarter of 2012 declined primarily due to reduced absorption of indirect costs on the lower revenue base.

Net loss for the third quarter of 2012 was $55.2 million. Excluding the impact of the impairment charge and stock option tender offer, net income for the third quarter of 2012 was $1.8 million. Net income for the third quarter of 2011 was $3.5 million. The decrease year-over-year is attributable to the factors affecting operating income. Excluding the impairment charge and costs associated with the stock option tender offer, diluted EPS for the third quarter of 2012 was $0.14 compared with $0.25 in the third quarter of 2011.

Days sales outstanding (DSO) of accounts receivable decreased to 54 days as of September 30, 2012, down 12 days from 66 days reported as of June 30, 2012. The decrease in DSO is associated with the collection of receivables that had been delayed by the adjudication and payment of award fees on several contracts, the timing of certain milestone payments for certain fixed-price contracts, and the accelerated payment of certain receivables at the end of the third quarter of 2012.

NCI reported total backlog at September 30, 2012, of $910 million, of which $249 million was funded. This compares with total backlog of $825 million at June 30, 2012, of which $196 million was funded.

Third quarter net bookings totaled $174 million, equating to a book-to-bill ratio of 2.0:1. The year-to-date book-to-bill ratio was 0.6:1.

Nine-Month Fiscal Year 2012 Results

For the nine months ended September 30, 2012, NCI reported revenue of $278.7 million compared with nine-month 2011 revenue of $443.4 million, a decrease of $164.7 million, or 37.1%. The decrease in revenue was primarily due to the ending of BRAC-related and other non-core programs, which collectively accounted for $79.9 million of the decrease in revenue year over year; a net decrease of approximately $65.4 million of revenue as a result of scope of work reductions, the expiration of task orders and contracts, and certain lost contract recompetes; and a decrease of $19.4 million from NCI’s PEO Soldier program. These decreases were partially offset by revenue from the acquisition of AdvanceMed in April 2011.

For the nine months ended September 30, 2012, operating loss was $85.8 million due to costs associated with the impairment charge and the stock option tender offer. Excluding the effects of these items, NCI reported operating income of $9.4 million, or 3.4% of revenue, compared with $23.0 million, or 5.2% of revenue, for the nine months ended September 30, 2011. Year-over-year nine-month 2012 operating income declined primarily as a result of lower revenue; adjusted margin for the same period declined year-over-year primarily as a result of reduced absorption of indirect costs on the lower revenue base.

Net loss for the nine months of 2012 was $52.1 million. The decrease in net income year over year is attributable to the factors affecting operating income. Excluding the impact of the impairment charge and stock option tender offer, net income for the nine months of 2012 was $4.9 million, or $0.36 per share. Net income for the nine months ended September 30, 2011 was $13.0 million, or $0.94 per share.

Cash flow provided by operating activities for the first nine months of 2012 was $42.5 million, including $20.5 million provided in the third quarter of 2012. During the third quarter, NCI used $9.2 million to make payments on its senior credit facility, resulting in an outstanding balance of $21.0 million at September 30, 2012.

Share Repurchase

During 2010, NCI’s Board of Directors authorized management to repurchase up to $25.0 million of our Class A common stock pursuant to a stock repurchase program. During the third quarter of 2012, NCI repurchased a total of 535,047 shares of Class A common stock totaling $3.4 million. At September 30, 2012, $17.2 million was remaining under the Board of Directors’ authorization for shares repurchases.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for the fourth quarter of 2012 and is updating the fiscal year 2012 guidance issued previously.

The table below represents management’s current expectations about future financial performance based on information available at this time:

	Fiscal Quarter Ending December 31, 2012	Fiscal Year Ending December 31, 2012
Revenue	$85 million - $91 million	$364 million - $370 million
Diluted EPS (Adjusted)[1]	$0.10 - $0.12	$0.46 - $0.48
Diluted projected share count	13.0 million	13.3 million

“Obviously, a wide-angle view of our industry presents a difficult and challenging outlook,” said Charles K. Narang, NCI’s Chairman and CEO. “We’re continuing to focus on the things we can control. I believe that what happens over the next few months will be critical to defining the future of our industry. NCI is prepared for the range of possible scenarios, and we will take the necessary internal steps to maximize shareholder value regardless of the course macro events take.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 5:00 p.m. ET to discuss fiscal third quarter 2012 results. Interested parties may access the call by dialing (877) 477-1422 (United States/Canada) or (973) 582-2740 (international) with pass code 42649266. The conference call will be simultaneously provided as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through November 21, 2012, by dialing (855) 859-2056 (United States/Canada) or (404) 537-3406 (international) and entering pass code 42649266. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay webcast will also be available on NCI’s website shortly after the conclusion of the call.

About NCI, Inc.:

NCI is a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies. Our award-winning expertise encompasses areas critical to our customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. The company is a member of the S&P Small Cap 600 index. Headquartered in Reston, VA, NCI has approximately 2,300 employees at nearly 100 locations worldwide. For more information, visit our website at www.nciinc.com or email investor@nciinc.com.

[1]

Adjusted fiscal year 2012 EPS is before the goodwill impairment charge and costs related to the stock option tender offer. See the “Reconciliation of Non-GAAP Financial Measures” tables accompanying this release.

Forward-Looking Statement: Statements and assumptions made in this news release that, do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget; volatility in spending authorizations for Defense- and Intelligence-related programs by the Federal Government or a shift in spending to programs in areas in which we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year); other potential delays in the Federal Government appropriations process or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011; risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our Government contracts; Government contract procurement risks (such as bid protests, small business set asides, etc.) and termination risks; competitive factors, such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest price basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations, to realize any accretive or synergistic effects from such acquisitions, or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; general economic conditions in the United States, including conditions that result from terrorist activities or war; and material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) Government contracts for services, (ii) outsourcing of activities that have been performed by the Government, (iii) Government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency-specific funding freezes, (v) competition for task orders under Government-Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts, and/or schedule contracts with the General Services Administration, and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and, from time to time, in other filings with the SEC, such as our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue	$88,467	$132,004	$278,729	$443,432

Operating expenses:
Cost of revenue	77,147	116,855	244,855	395,781
General and administrative expenses	6,251	6,768	19,377	18,612
Depreciation and amortization	1,682	1,870	5,145	4,995
Stock option tender offer	2,311	—	2,311	—
Acquisition and integration related expenses	—	54	0	1,003
Goodwill impairment	92,793	—	92,793	0

Total operating expenses	180,184	125,547	364,481	420,391

Operating income (loss)	(91,717)	6,457	(85,752)	23,041
Interest expense, net	266	503	1,077	1,183

Income before income taxes	(91,983)	5,954	(86,829)	21,858
Provision (benefit) for income taxes	(36,788)	2,472	(34,698)	8,825

Net income (loss)	$(55,195)	$3,482	$(52,131)	$13,033

Earnings (loss) per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,249	13,588	13,463	13,646

Net income (loss) per share	$(4.17)	$0.26	$(3.87)	$0.96

Diluted:

Weighted average shares outstanding	13,249	13,791	13,463	13,875

Net income (loss) per share	$(4.17)	$0.25	$(3.87)	$0.94

NCI, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	As of September 30,	As of December 31,
	2012	2011
	(Unaudited)

Assets:
Current assets:
Cash and cash equivalents	$3,084	$2,819
Accounts receivable, net	51,631	95,075
Deferred tax assets, net	680	4,152
Prepaid expenses and other current assets	8,057	3,159

Total current assets	63,452	105,205

Property and equipment, net	13,383	15,495
Other assets	1,468	1,875
Deferred tax assets, net	27,127	—
Intangible assets, net	8,021	9,717
Goodwill	57,529	150,322

Total assets	$170,980	$282,614

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$12,985	$30,018
Accrued salaries and benefits	17,783	18,717
Deferred revenue	2,061	1,987
Other accrued expenses	6,452	5,697

Total current liabilities	39,281	56,419

Long-term debt	21,000	54,000
Deferred tax liabilities, net	0	6,165
Other long-term liabilities	2,986	2,229

Total liabilities	63,267	118,813

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,149 shares issued and 8,326 shares outstanding as of September 30, 2012, and 9,163 shares issued and 8,875 shares outstanding as of December 31, 2011	174	174

Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of September 30, 2012 and December 31, 2011	89	89
Additional paid-in capital	69,337	69,937
Treasury stock at cost— 823 shares of Class A common stock as of September 30, 2012, and 288 shares of Class A common stock as of December 31, 2011	(7,811)	(4,455)
Retained earnings	45,925	98,056

Total stockholders’ equity	107,714	163,801

Total liabilities and stockholders’ equity	$170,980	$282,614

NCI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(52,131)	$13,033
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Goodwill impairment	92,793	—
Stock-based compensation expense related to stock option tender offer	2,242	—
Depreciation and amortization	5,149	4,995
Share-based payments	1,703	1,273
Deferred income taxes	(29,820)	388
Changes in operating assets and liabilities:
Accounts receivable, net	43,444	45,381
Prepaid expenses and other assets	(4,490)	(1,244)
Accounts payable	(17,034)	(32,566)
Accrued expenses	654	(4,992)

Net cash provided by operating activities	42,510	26,268

Cash flows from investing activities:
Purchases of property and equipment	(1,343)	(2,080)
Proceeds from sale of property and equipment	—	26
Cash paid for acquisition, net of cash acquired	—	(63,327)

Net cash used in investing activities	(1,343)	(65,381)

Cash flows from financing activities:
Payments related to stock option tender offer	(1,320)	—
APIC from cancellation of stock options	(3,236)	—
Borrowings under credit facility	103,138	165,966
Repayments of credit facility	(136,138)	(124,266)
Principal payments under capital lease obligations	—	(23)
Proceeds from exercise of stock options	10	252
Excess tax deductions from stock options	—	22
Purchases of Class A common stock	(3,355)	(4,455)

Net cash (used in) financing activities	(40,901)	37,496

Net change in cash and cash equivalents	266	(1,617)
Cash and cash equivalents, beginning of period	2,818	2,791

Cash and cash equivalents, end of period	$3,084	$1,174

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$1,048	$1,273

Income taxes	$2,927	$9,927

NCI, INC.

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
GAAP total operating (loss) income	$(91,717)	$125,547	$(85,751)	$420,391

Stock option tender offer	2,311	—	2,311	—
Goodwill impairment	92,793	—	92,793	—

Adjusted total operating income	3,388	125,547	9,353	420,391

Adjusted operating income	3,388	6,457	9,353	23,041
Interest expense, net	266	503	1,077	1,183

Adjusted income before income taxes	3,122		8,276

Adjusted income before income taxes	3,122	5,954	8,276	21,858
Provision for income taxes	1,310	2,472	3,401	8,825

Adjusted net income	$1,812	$3,482	$4,875	$13,033

Earnings per common and common equivalent share:

GAAP Basic net income (loss) per share	$(4.17)	$0.26	$(3.87)	$0.96
Per share effect of goodwill impairment	4.20	—	4.13	—
Per share effect of stock option tender offer	0.11	—	0.10	—

Adjusted net income per share	$0.14	$0.26	$0.36	$0.96

GAAP Diluted net income (loss) per share	$(4.17)	$0.25	$(3.87)	$0.94
Per share effect of goodwill impairment	4.20	—	4.13	—
Per share effect of stock option tender offer	0.11	—	0.10	—

Adjusted net income per share	$0.14	$0.25	$0.36	$0.94

Weighted average shares outstanding:
Basic	13,249	13,588	13,463	13,646
Diluted:	13,261	13,791	13,480	13,875

	Fiscal Quarter Ending December 31, 2012	Fiscal Year Ending December 31, 2012
Revenue	$85 million - $91 million	$364 million - $370 million
GAAP Diluted EPS	$0.10 - $0.12	($3.83) – ($3.81)
Per share effect of goodwill impairment	$0.00	$4.19
Per share effect of stock option tender	$0.00	$0.10
Diluted EPS (Adjusted)[2]	$0.10 - $0.12	$0.46 - $0.48
GAAP Diluted projected share count	13.0 million	13.3 million

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